Exhibit 13


                    Certification of CEO and CFO Pursuant to
                            18 U.S.C. Section 1350,
                         and Pursuant to Rule 13a-14(b)
   under the Securities Exchange Act of 1934, as amended (the "Exchange Act")

         In connection with the Annual Report on Form 20-F of China Petroleum & Chemical Corporation (the "Company") for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Chen Tonghai, as Chairman of the Company, Wang Tianpu, as President of the Company, and Zhang Jiaren, as Senior Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. ss. 1350 and Rule 13a-14(b) under the Exchange Act, that, to the best of his knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Exchange Act; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Chen Tonghai
Name:   Chen Tonghai
Title:  Chairman
Date:   June 27, 2005

By: /s/ Wang Tianpu
Name:   Wang Tianpu
Title:  President
Date:   June 27, 2005

By: /s/ Zhang Jiaren
Name:   Zhang Jiaren
Title:  Senior Vice President and Chief Financial Officer
Date:   June 27, 2005

         This certification accompanies the Report pursuant to Rule 13a-14(b) under the Exchange Act and 18 U.S.C. Section 1350 and shall not be deemed "filed" by the Company for purposes of ss.18 of the Exchange Act, or otherwise subject to the liability of that section